As filed with the Office of the Securities and Exchange Commission on July 22, 2009
Registration No. 333-157141

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHORE BANCSHARES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1974638
(State or Other Jurisdiction of Incorporation or Organization	(I.R.S. Employer Identification Number)

18 East Dover Street, Easton, Maryland 21601
(Address of Principal Executive Offices)

W. Moorhead Vermilye
President and Chief Executive Officer
Shore Bancshares, Inc.
18 East Dover Street, Easton, Maryland 21601
(410) 822-1400
(Name, Address and Telephone Number of Agent for Service)

Copies to:
Andrew D. Bulgin, Esquire
Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC
The Garrett Building
233 East Redwood Street
Baltimore, Maryland 21202
(410) 576-4280

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information contained in this Prospectus is not complete and may be changed. Our selling security holders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 22, 2009
Prospectus

WARRANT TO PURCHASE 172,970 SHARES OF COMMON STOCK
172,970 SHARES OF COMMON STOCK

This prospectus relates to the potential resale from time to time by selling security holders of some or all of a warrant to purchase 172,970 shares of common stock, or the warrant, and any shares of common stock issuable from time to time upon exercise of the warrant.  The warrant was issued by us pursuant to a Letter Agreement dated January 9, 2009, and the related Securities Purchase Agreement – Standard Terms, between us and the United States Department of the Treasury, which we refer to as the initial selling security holder, and a subsequent Letter Agreement dated April 15, 2009 between us and the initial selling security holder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.  In this prospectus, we refer to the warrant and the shares of common stock issuable upon exercise of the warrant, collectively, as the securities.

The initial selling security holder and its successors, including transferees, which we collectively refer to as the selling security holders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices.  If these securities are sold through underwriters, broker-dealer or agents, the selling security holders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of the securities by the selling security holders.

The warrant is not listed on an exchange and we do not intend to list the warrant on any exchange.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “SHBI”.  On July 21, 2009, the closing price of our common stock on the NASDAQ Global Select Market was $18.43 per share.  You are urged to obtain current market quotations of our common stock.

Investing in our securities involves certain risks.  See “RISK FACTORS” beginning on page 5 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SECURITIES OFFERED HEREBY ARE NOT DEPOSIT OR SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF SHORE BANCSHARES, INC., AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OR INSTRUMENTALITY.

Our principal executive offices are located at 18 East Dover Street, Easton, Maryland 21601 and our telephone number is (410) 822-1400.

The date of this Prospectus is July ___, 2009

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	3
A WARNING ABOUT FORWARD-LOOKING STATEMENTS	4
RISK FACTORS	5
The warrant and the shares of common stock underlying the warrant are not insured against loss	5
There is no market for the warrant; our common stock is not heavily traded	5
Because of our participation in the Troubled Asset Relief Program, we are subject to standards
relating to compensation paid to our executives	6
ABOUT SHORE BANCSHARES, INC.	6
SUPERVISION AND REGULATION	7
USE OF PROCEEDS	7
DESCRIPTION OF CAPITAL STOCK AND SECURITIES TO BE REGISTERED	7
PLAN OF DISTRIBUTION	13
SELLING SECURITY HOLDERS	14
INDEMNIFICATION OF OUR DIRECTORS AND OFFICERS	15
LEGAL MATTERS	16
EXPERTS	16
WHERE YOU CAN FIND MORE INFORMATION	17

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Under this shelf registration process, the selling security holders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling security holders.  The prospectus supplement may also add to, update or change information contained in this prospectus.  If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement.  See “WHERE YOU CAN FIND MORE INFORMATION” below for more information.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should carefully read this entire prospectus, especially the section entitled “RISK FACTORS” beginning on page 5, before making a decision to invest in any of the securities.  You should also carefully read the additional information described below under the headings “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” and “WHERE YOU CAN FIND MORE INFORMATION” before buying any of the securities.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Shore Bancshares”, “the Company”, “we”, “us”, “our” and similar terms refer to Shore Bancshares, Inc.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus.  This means that we can disclose important information to you by referring you to another document.  Any information referred to in this way is considered part of this prospectus from the date we file the document.  Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents and information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(i)           Annual Report on Form 10-K for the year ended December 31, 2008;

(ii)          Quarterly Report on Form 10-Q for the three-month period ended March 31, 2009, as amended by Amendment No. 1 thereto on Form 10-Q/A;

(iii)         Current Reports on Form 8-K filed on January 7, 2009, January 13, 2009, February 5, 2009, March 26, 2009, April 16, 2009, June 4, 2009, June 17, 2009, July 7, 2009 and July 14, 2009; and

(iv)         Description of our common stock which appears in our Registration Statement on Form 10/A filed on May 30, 1997, or any description of the common stock that appears in any prospectus forming a part of any subsequent registration statement of the Company or in any registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or Exchange Act, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the registration statement to which this prospectus relates and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference into this prospectus.  In no event, however, will any of the information that we “furnish” to the SEC in any Current Report on Form 8-K from time to time be incorporated by reference into, or otherwise be included in, this prospectus.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded to the extent that a statement contained in this prospectus or in a document subsequently filed modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will promptly provide without charge to each person to whom this prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) upon the written or oral request of such person.  Written requests should be directed to:  Shore Bancshares, Inc. Corporate Secretary, 18 East Dover Street, Easton, Maryland 21601.  Telephone requests should be directed to the Corporate Secretary at (410) 822-1400.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements contained, or incorporated by reference, in this prospectus may include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts.  Such statements constitute “forward-looking information” within the meaning of Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The forward-looking statements are based on various factors and were derived using numerous assumptions.  In some cases, you can identify these forward-looking statements by words like “may”, “will”, “should”, “expect”, “plan”, “anticipate”, intend”, “believe”, “estimate”, “predict”, “potential”, or “continue” or the negative of those words and other comparable words.  You should be aware that those statements reflect only our predictions. If known or unknown risks or uncertainties should materialize, or if underlying assumptions should prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected.  You should bear this in mind in reading this prospectus.  Factors that might cause such differences include, but are not limited to:

•
general business and economic conditions in the markets we serve may be less favorable than anticipated which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults;

•	changes in market rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our balance sheet;

•	our liquidity requirements could be adversely affected by changes in our assets and liabilities;

•	the effect of legislative or regulatory developments, including changes in laws concerning taxes, banking, securities, insurance and other aspects of the financial services industry;

•	competitive factors among financial services organizations, including product and pricing pressures and our ability to attract, develop and retain qualified banking professionals;

•
the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies; and

•	the effect of fiscal and governmental policies of the United States federal government.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.  You are advised, however, to consult any further disclosures we make on related subjects in our periodic and current reports that we file with the SEC.  Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in our periodic and current reports to the SEC incorporated by reference herein and in prospectus supplements and other offering materials.  These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results.

We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995.  You should understand that it is not possible to predict or identify all such factors.  Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

RISK FACTORS

An investment in our securities involves certain risks.  You should carefully consider the risks described below and the risk factors incorporated in this prospectus by reference, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision.  Certain risks related to us, our business and our common stock are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008.  Our business, financial condition and/or results of operations could be materially adversely affected by any of these risks.  The trading price of our common stock and the market value of the warrant could decline due to any of these risks, and you may lose all or part of your investment.  This prospectus also contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and the documents incorporated by reference herein.

The warrant and the shares of common stock underlying the warrant are not insured.

The warrant and the shares of common stock for which the warrant may be exercised are not deposits and are not insured against loss by the Federal Deposit Insurance Corporation or any other governmental or private agency.

There is no market for the warrant; our common stock is not heavily traded.

There is no established trading market for the warrant.  Our common stock is listed on the NASDAQ Global Select Market but shares of our common stock are not heavily traded.  Securities that are not heavily traded can be more volatile than stock trading in an active public market.  Factors such as our financial results, the introduction of new products and services by us or our competitors, and various factors affecting the banking industry generally may have a significant impact on the market price of the shares our common stock.  Management cannot predict the extent to which an active public market for any of our securities will develop or be sustained in the future.  Accordingly, purchasers of the warrant and/or the shares of common stock for which the warrant may be exercised may not be able to sell such securities at the volumes, prices, or times that they desire.

Because of our participation in the Troubled Asset Relief Program, we are subject to standards relating to compensation paid to our executives.

On January 9, 2009, we participated in the initial selling security holder’s Troubled Asset Relief Program Capital Purchase Program, or TARP.  Pursuant to TARP and the related Securities Purchase Agreement – Standard Terms dated January 9, 2009, or Purchase Agreement, we issued the following securities to the initial selling security holder under TARP for an aggregate consideration of $25,000,000:  (i) 25,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $.01 per share, or the Series A Preferred Stock; and (ii) a warrant to purchase 172,970 shares of our common stock, par value $.01 per share.  We redeemed all of the Series A Preferred Stock from the initial selling security holder on April 15, 2009 for $25 million, plus accrued dividends of $208,333.33.  In connection with that redemption, we entered into a Letter Agreement dated April 15, 2009 with the initial selling security holder which:  (a) required us to revise the warrant to omit a provision that was made irrelevant by the redemption of the Series A Preferred Stock, which was accomplished through our issuance of a substitute warrant; (b) amended the Purchase Agreement to permit the initial selling security holder to freely transfer (subject to applicable securities laws) the warrant; and (c) requires the initial selling security holder to promptly liquidate the warrant. The substitute warrant, which is the warrant covered by this prospectus, was delivered to the initial selling security holder on June 3, 2009.

The terms of the Purchase Agreement required us to adopt the initial selling security holder’s standards for executive compensation for the period during which we have any obligation under TARP to the initial selling security holder, including any period during which the initial selling security holds the shares of common stock which may be issued pursuant to the warrant.  These standards apply to our “senior executive officers”, which term includes our President and Chief Executive Officer, our Chief Financial Officer and, generally, the three next most highly compensated executive officers.  The standards include:  (i) ensuring that incentive compensation for senior executive officers does not encourage unnecessary and excessive risks that threaten the value of the financial institution; (ii) required clawback of any bonus or incentive compensation paid to a senior executive officer based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (iii) prohibition on making certain “golden parachute payments” to senior executive officers; and (iv) agreement not to deduct for tax purposes executive compensation in excess of $500,000 for each senior executive officer.  In particular, the change to the deductibility limit on executive compensation could increase the overall cost of our compensation programs in future periods.

We will remain subject to these executive compensation standards until the initial selling security holder liquidates the warrant and/or sells any shares of common stock that it acquires upon exercise of the warrant.

ABOUT SHORE BANCSHARES, INC.

Shore Bancshares is a Maryland corporation and the largest independent financial holding company located on the Eastern Shore of Maryland.  We are the parent company of The Talbot Bank of Easton, Maryland, a Maryland-chartered commercial bank located in Easton, Maryland; The Centreville National Bank of Maryland, a national banking association located in Centreville, Maryland; and The Felton Bank, a Delaware-chartered commercial bank located in Felton, Delaware.  These bank subsidiaries operate 18 full service branches in Kent, Queen Anne’s, Talbot, Caroline and Dorchester Counties in Maryland and Kent County, Delaware.  We engage in the insurance business through three insurance producer subsidiaries, The Avon-Dixon Agency, LLC, Elliott Wilson Insurance, LLC and Jack Martin Associates, Inc.; a wholesale insurance company, TSGIA, Inc.; and two insurance premium finance subsidiaries, Mubell Finance, LLC and ESFS, Inc.; and the mortgage broker business through our subsidiary, Wye Mortgage Group, LLC.  A detailed discussion of our business is contained in Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2008, and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus.  See “WHERE YOU CAN FIND MORE INFORMATION” below for information on how to obtain a copy of our annual report and any subsequent reports.

Our principal executive offices are located at 18 East Dover Street, Easton, Maryland 21601 and our telephone number is (410) 822-1400.  We maintain an Internet site at http://www.shbi.net on which we make available free of charge our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to the foregoing as soon as reasonably practicable after these reports are electronically filed with, or furnished to, the SEC.

At March 31, 2009, we had consolidated total assets of approximately $1.08 billion, total loans (net of the allowance for credit losses) of approximately $897.41 million, total deposits of approximately $873.09 million, and stockholders’ equity of approximately $152.78 million.

SUPERVISION AND REGULATION

We are a financial holding company registered under the federal Bank Holding Company Act of 1956, as amended.  We and our bank subsidiaries are extensively regulated under federal and state laws.  The regulation of financial holding companies and banks is intended primarily for the protection of depositors and the deposit insurance fund and not for the benefit of security holders.  For a discussion of the material elements of the extensive regulatory framework applicable to us and our bank subsidiaries, please refer to Item 1 of Part I of our Annual Report on Form 10-K for the year ended December 31, 2008 under the heading “Supervision and Regulation” and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospects.  See “WHERE YOU CAN FINE MORE INFORMATION” below for information on how to obtain a copy of our Form 10-K and any subsequent reports.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the securities by the selling security holders.

DESCRIPTION OF CAPITAL STOCK AND SECURITIES TO BE REGISTERED

The following is a summary of the general terms of our capital stock and the securities being registered in the registration statement that contains this prospectus.  The full terms of our capital stock and the securities being registered are set forth in Exhibit 3.1(i) through Exhibit 4.3, inclusive, to the registration statement that contains this prospectus and incorporated by reference herein.  The following summary does not give effect to provisions of applicable statutory or common law.

Capital Stock

We are authorized by our Amended and Restated Articles of Incorporation, or Charter, to issue up to 35,000,000 shares of capital stock, par value $.01 per share, all of which are currently classified as shares of common stock.  On January 7, 2009, in furtherance of the Purchase Agreement, 25,000 authorized but unissued shares of our capital stock were classified by the Company’s Board of Directors as Series A Preferred Stock, and all of these shares of Series A Preferred Stock were issued to the initial selling security holder on January 9, 2009.  On April 15, 2009, the Company redeemed all of the outstanding shares of Series A Preferred Stock, which were subsequently reclassified by the Company’s Board of Directors as 25,000 shares of common stock pursuant to Articles Supplementary filed for record with the State Department of Assessments and Taxation of Maryland on June 16, 2009.

Our Charter generally permits the Board of Directors of the Company to increase or decrease the number of authorized shares of capital stock of any class or series without the approval of our stockholders.  Our Charter also generally permits the Board to classify and reclassify any unissued shares of capital stock of any class or series by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the shares of stock.

Warrant to Purchase Common Stock

The following is a brief description of the terms of the warrant that may be resold by the selling security holders.  This summary does not purport to be complete in all respects.  This description is subject to and qualified in its entirety by reference to the warrant, a copy of which has been filed with the SEC and is also available upon request from us.

Shares of Common Stock Subject to the Warrant

The warrant is initially exercisable for 172,970 shares of our common stock, subject to the adjustments described below under the heading “Adjustments to the Warrant”.

Exercise of the Warrant

The initial exercise price applicable to the warrant is $21.68 per share of common stock for which the warrant may be exercised.  The warrant may be exercised at any time on or before January 9, 2019 by surrender of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price for the shares of common stock for which the warrant is being exercised.  The exercise price may be paid either by the withholding by Shore Bancshares of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the holder of the warrant, by the payment of cash equal to the aggregate exercise price.  The exercise price applicable to the warrant is subject to the further adjustments described below under the heading “Adjustments to the Warrant”.

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the holder of the warrant.  We will not issue fractional shares upon any exercise of the warrant.  Instead, the holder of the warrant will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the warrant.  We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised.

We have listed the shares of common stock issuable upon exercise of the warrant with the NASDAQ Global Select Market.

Rights as a Stockholder

The holder of the warrant has no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

Transferability

The warrant, and all rights under the warrant, are transferable without restriction.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations.  The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay dividends of or otherwise make distributions of our common stock, or subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment.  Until the earlier of January 9, 2012 and the date the initial selling security holder no longer holds any portion of the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock for which the warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances of common stock and/or securities convertible or exercisable into common stock:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our Board of Directors;

•
in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of January 9, 2009.

Other Distributions.  If we declare any dividends or distributions other than our historical, ordinary cash dividends, then the exercise price of the warrant will be adjusted to reflect such distribution.

Certain Repurchases.  If we effect a pro rata repurchase of common stock, then both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

Business Combinations.  In the event of a merger, consolidation or similar transaction involving Shore Bancshares and requiring stockholder approval, the warrant holder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.

Common Stock

As of June 30, 2009, we had 8,418,963 shares of common stock issued and outstanding held by approximately 1,688 owners of record.

The following section describes the material features and rights of our common stock.  The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Charter, as supplemented, and Amended and Restated Bylaws, as amended, which have been filed as exhibits to the registration statement of which this prospectus is a part, and to applicable Maryland law, including the Maryland General Corporation Law, or the MGCL.

General

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.  Holders of shares of common stock are not entitled to cumulative voting rights in the election of directors.  Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratable dividends which are declared by our Board of Directors out of funds legally available for such a purpose.

We are subject to various bank regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums.  Our ability to pay dividends to holders of the common stock is largely dependent upon our receipt of dividends from our bank subsidiaries.  Both federal and state laws impose restrictions on the ability of banks to pay dividends.  Federal law prohibits the payment of a dividend by an insured depository institution if the depository institution is considered “undercapitalized” or if the payment of the dividend would make the institution “undercapitalized”.  Maryland state-chartered banks may pay dividends only out of undivided profits or, with the prior approval of the Maryland Commissioner, from surplus in excess of 100% of required capital stock.  If, however, the surplus of a Maryland bank is less than 100% of its required capital stock, then cash dividends may not be paid in excess of 90% of net earnings.  National banking associations are generally limited, subject to certain exceptions, to paying dividends out of undivided profits.  Delaware state-chartered banks may pay dividends only out of net profits, and then only if its surplus fund is equal to or greater than 50% of its required capital stock.  If a Delaware bank’s surplus is less than 100% of capital stock when it declares a dividend, then it must carry 25% of its net profits of the preceding period for which the dividend is paid to its surplus fund until the surplus amounts to 100% of its capital stock.  In addition to these specific restrictions, bank regulatory agencies have the ability to prohibit a proposed dividend by a financial institution that would otherwise be permitted under applicable law if the regulatory body determines that the payment of the dividend would constitute an unsafe or unsound banking practice.

As a general corporate law matter, the MGCL prohibits us from paying dividends on shares of the common stock unless, after giving effect to a proposed dividend, (i) we will be able to pay our debts as they come due in the normal course of business and (ii) our total assets will be greater than our total liabilities plus, unless our Charter permits otherwise, the amount that would be needed, if we were to be dissolved at the time of the dividend, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the dividend.  Currently, we have no authorized class of capital stock with preferential rights upon dissolution that are superior to the common stock.

In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and liquidation preferences, if any, on any outstanding shares of preferred stock.  Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities.  The common stock is not redeemable.  All of the outstanding shares of our common stock are fully paid and nonassessable.

The Transfer Agent for the common stock is Registrar & Transfer Company.

Anti-Takeover Provisions under Maryland Law, Our Charter and Our Bylaws

The provisions of Maryland law and our Charter and Bylaws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Business Combinations under Maryland Law.  The Maryland Business Combination Act generally prohibits corporations from being involved in any “business combination” (defined as a variety of transactions, including a merger, consolidation, share exchange, asset transfer or issuance or reclassification of equity securities) with any “interested stockholder” for a period of five years following the most recent date on which the interested stockholder became an interested stockholder.  An interested stockholder is defined generally as a person who is the beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock or who is an affiliate or associate of the corporation and was the beneficial owner, directly or indirectly, of 10% percent or more of the voting power of the then outstanding stock of the corporation at any time within the two-year period immediately prior to the date in question and after the date on which the corporation had 100 or more beneficial owners of its stock.

A business combination that is not prohibited must be recommended by the board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by outstanding shares of voting stock of the corporation, voting together as a single voting group and two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by the interested stockholder who will (or whose affiliate will) be a party to the business combination or by an affiliate or associate of the interested stockholder, voting together as a single voting group, unless, among other things, the corporation’s stockholders receive a minimum price, as defined in the Maryland Business Combination Act for their shares, in cash or in the same form as paid by the interested stockholder for its shares.  These provisions will not apply if the board of directors has exempted the transaction in question or the interested stockholder prior to the time that the interested stockholder became an interested stockholder.  In addition, the board of directors may adopt a resolution approving or exempting specific business combinations, business combinations generally, or generally by type, as to specifically identified or unidentified existing or future stockholders or their affiliates from the business combination provisions of the Maryland Business Combination Act.

Our Board of Directors adopted a resolution exempting the initial selling security holder from the definition of an “interested stockholder” prior to the time it acquired the securities registered pursuant to the registration statement that contains this prospectus.

Control Share Acquisitions.  The Maryland Control Share Acquisition Act generally provides that “control shares” of a corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the stockholders at a meeting by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.  “Control shares” are shares of stock that, if aggregated with all other shares of stock of the corporation previously acquired by a person or in respect of which that person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, entitle that person, directly or indirectly, to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors within any of the following ranges of voting power:  one-tenth or more, but less than one-third of all voting power; one-third or more, but less than a majority of all voting power or a majority or more of all voting power.  “Control share acquisition” means the acquisition, directly or indirectly, of control shares, subject to certain exceptions.  If voting rights or control shares acquired in a control share acquisition are not approved at a stockholders’ meeting, then, subject to certain conditions, the issuer may redeem any or all of the control shares for fair value.  If voting rights of such control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights.

Our Bylaws contain a provision exempting any share of our capital stock from the Maryland Control Share Acquisition Act.

Preference Stock Authorization.  As noted above under the heading “Capital Stock”, the Charter gives our Board of Directors the authority to, without stockholder approval, create and issue a class or series of capital stock with rights superior to the rights of the holders of our common stock.  As a result, this “blank check” stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult.

Advance Notice Procedure for Stockholder Proposals.  Our Charter and Bylaws allow stockholders to submit director nominations and stockholder proposals.  For nominations and proposals to properly come before the meeting, however, the proposing stockholder must have given timely notice in writing to the Secretary of Shore Bancshares.

For an annual meeting, notice of intention to make a director nomination must be delivered or mailed to the Secretary at Shore Bancshares’ principal executive offices not less than 120 days nor more than 180 days prior to the meeting called for the election of directors.  In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the 180th day prior to such annual meeting and no later than close of business on the later of the 120th day prior to such annual meeting of the 10th day following the day on which public announcement of the date of such annual meeting is first made.  In the case of a special meeting called for the purpose of electing directors, a stockholder’s notice must be given not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public announcement of the meeting was made, which ever occurs first.  Notice to the secretary shall set forth:

•	the name and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the number of shares of capital stock of Shore Bancshares owned by each proposed nominee;

•	the name and residence address of the notifying stockholder;

•	the number of shares of capital stock of Shore Bancshares owned by the notifying stockholder;

•	the consent in writing of the proposed nominee as to the proposed nominee’s name being placed in nomination for director;

•	a description of all arrangements or understandings between the stockholder and nominee and any other person(s) (including their names) pursuant to which the nomination is made;

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to make the nomination; and

•
any other information relating to the nominee required to be disclosed in a proxy statement in connection with solicitation of proxies for election of directors by Regulation 14A under the Exchange Act and Rule 14a-11 promulgated thereunder.

A stockholder proposal will be timely if it is delivered or mailed and received by the Secretary at Shore Bancshares’ principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting.  If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, then notice by the stockholder must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  Notice to the Secretary shall set forth as to each proposal:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting;

•	the name and address of such stockholder as they appear on Shore Bancshares’ books and of the beneficial owner, if any, on whose behalf the proposal is made;

•	the class or series and number of shares of capital stock of Shore Bancshares owned beneficially or of record by such stockholder and such beneficial owner;

•
a description of all arrangements or understandings between the stockholder and any other person(s) (including their names) in connection with the proposal and any material interest of such stockholder in such business; and

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to make the proposal.

Classified Board; Removal of Directors.  Our Charter provides that the members of our Board of Directors are divided into three classes as nearly equal as possible.  Each class is elected for a three-year term.  At each annual meeting of stockholders, approximately one-third of the members of the Board are elected for a three-year term and the other directors remain in office until their three-year terms expire.  Our Bylaws provide that no director may be removed without cause, and that any removal for cause requires the affirmative vote of the holders of at least a majority of the entire Board of Directors or at least a majority of the voting power of the outstanding capital stock entitled to vote for the election of directors.  Thus, control of the Board of Directors cannot be changed in one year without removing the directors for cause as described above; rather, at least two annual meetings must be held before a majority of the members of the Board could be changed.  An amendment or repeal of these provisions requires the approval of at least 80% of the aggregate votes entitled to be cast on the matter.

PLAN OF DISTRIBUTION

The selling security holders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers of the securities.  These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.  These sales may be effected in transactions that may involve crosses or block transactions.

If underwriters are used in an offering of the securities, then the offered securities will be acquired by the underwriters for their own account and may be resold in one of more transactions:

•
on any national securities exchange or quotation service on which the warrant or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Select Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the warrant in the course of hedging the positions they assume.  The selling security holders may also sell short the common stock issuable upon exercise of the warrant and deliver common stock to close out short positions, or loan or pledge the common stock issuable upon exercise of the warrant to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling security holders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling security holders may arrange for other broker-dealers to participate.  Broker-dealers or agents may receive commissions, discounts or concessions from the selling security holders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling security holders and any broker-dealers who execute sales for the selling security holders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales.  Any profits realized by the selling security holders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.  Selling security holders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

To comply with the securities laws of certain jurisdictions, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain jurisdictions the securities may not be sold unless they have been registered or qualified for sale in the applicable jurisdiction or an exemption from the registration or qualification requirement is available and complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling security holders.  In addition, we will make copies of this prospectus available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, including Rule 153 under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We do not intend to apply for listing of the warrant on any securities exchange or for inclusion of the warrant in any automated quotation system.  No assurance can be given as to the liquidity of the trading market, if any, for the warrant.

We have agreed to indemnify the selling security holders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

SELLING SECURITY HOLDERS

The warrant covered by this prospectus was issued to the United States Department of Treasury, which is the initial selling security holder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act.  The initial selling security holder and its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own.  The securities to be offered under this prospectus for the account of the selling security holders consist of:

•	a warrant to purchase 172,970 shares of our common stock; and

•	172,970 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent ownership of approximately 2.05% of our outstanding common stock as of June 30, 2009.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.  To our knowledge, the initial selling security holder has sole investment power with respect to the warrant.  The warrant confers no voting rights on its holder.  As of the date of this prospectus, no portion of the warrant has been exercised for any shares of our common stock.

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling security holders.  It must be noted, however, that we do not know when or in what amounts the selling security holders may offer the securities for sale.  The selling security holders might not sell any or all of the securities offered by this prospectus.  Because the selling security holders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling security holders after completion of the offering.

Other than with respect to the acquisition of the Series A Preferred Stock and the warrant pursuant to our participation in TARP and our subsequent redemption of the Series A Preferred Stock, the initial selling security holder has not had a material relationship with us.

Information about the selling security holders may change over time, and changed information will be set forth in supplements to this prospectus if and when necessary.

INDEMNIFICATION OF OUR DIRECTORS AND OFFICERS

Our Charter and Bylaws provide for the elimination of personal liability for directors and officers to the fullest extent permitted by the MGCL.  Under the MGCL, a director or an officer of Shore Bancshares will have no personal liability for monetary damages except:  (1) to the extent that the person actually received an improper benefit or profit in money, property, or services; or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.  An amendment or repeal of these provisions requires the approval of at least 80% of the aggregate votes entitled to be cast on the matter.

These provisions may have the practical effect in certain cases of eliminating the ability of our stockholders to collect monetary damages from directors and executive officers.  We believe that these provisions are necessary to attract and retain qualified persons as directors and executive officers.

Our Bylaws obligate us to indemnify and advance expenses to a director or an officer in connection with a proceeding to the fullest extent permitted by and in accordance with the indemnification section of the MGCL.  However, we may not indemnify a director or an officer in connection with a proceeding commenced by such director or officer unless the Board authorized the proceeding.  We may indemnify and advance expenses to employees and agents, other than directors and officers, as determined by and in the discretion of the Board, in connection with a proceeding to the extent permitted by and in accordance with the indemnification section of the MGCL.

MGCL Section 2-418 permits us to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person was a director, officer, employee or agent of Shore Bancshares if he or she (i) acted in good faith, (ii) reasonably believed her actions to be in or not opposed to the best interests of Shore Bancshares, (iii) did not actually receive an improper personal benefit in money, property, or services, and (iv) in a criminal proceeding, had no reasonable cause to believe her conduct was unlawful.

Under MGCL Section 2-418, indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.  Indemnification may not be made unless authorized for a specific proceeding after a determination has been made that the director has met the applicable standard of conduct.  This determination is required to be made: (i) by the board of directors; (ii) by special legal counsel selected by the board of directors or a committee of the board by vote; or (iii) by the stockholders.

We may pay, before final disposition, the expenses, including attorneys’ fees, incurred by a director, officer, employee or agent in defending a proceeding when the director of officer gives and undertaking to Shore Bancshares to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification.  Shore Bancshares is required to indemnify any director who has been successful on the merits or otherwise, in defense of a proceeding for reasonable expenses incurred in connection with the proceeding.

These indemnification and advancement of expenses provisions are not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders, vote of directors or otherwise.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus has been passed upon for us by Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, Baltimore, Maryland.  If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2008 and the effectiveness of our internal control over financial reporting have been audited by Stegman & Company, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus.  This prospectus is only a part of that registration statement and does not contain all the information in the registration statement.  Because this prospectus may not contain all the information that you may find important, and because references to contracts and other documents of Shore Bancshares made in this prospectus are only summaries of those contracts and other documents, you should review the full text of the registration statement and the exhibits that are a part of the registration statement.  We have included copies of these contracts and other documents as exhibits to the registration statement that contains this prospectus.

We are subject to the information requirements of the Exchange Act, which means we are required to file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC.  You may read and copy any document we file with the SEC at the SEC’s public reference room in Washington, D.C., located at 100 F Street, N.E., Washington D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public from the SEC’s Internet site at http://www.sec.gov and from our Internet site at http://www.shbi.net.  However, information found on, or otherwise accessible through, these Internet sites is not incorporated into, and does not constitute a part of, this prospectus or any other document we file or furnish to the SEC.  You should not rely on any of this information in deciding whether to purchase the securities.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by Shore Bancshares, Inc. (the “Corporation”) in connection with the offering of the securities being registered hereby.  All amounts shown are estimates.

Registration Fee - Securities and Exchange Commission	$1,130
Accounting Fees and Expenses	2,500
Legal Fees and Expenses	15,000
Printing Fees and Expenses	2,500
Miscellaneous	2,000
Total	$23,130

Item 15.                 Indemnification of Directors and Officers.

The Maryland General Corporation Law permits a corporation to indemnify its present and former directors, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those capacities, unless it is established that:

(1)	the act or omission of the director was material to the matter giving rise to such proceeding and

(A)           was committed in bad faith or

(B)           was the result of active and deliberate dishonesty;

(2)	the director actually received an improper personal benefit in money, property, or services; or

(3)	in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

Maryland law permits a corporation to indemnify a present and former officer to the same extent as a director.

In addition to the foregoing, a court of appropriate jurisdiction:  (1) shall order indemnification of reasonable expenses incurred by a director who has been successful, on the merits or otherwise, in the defense of any proceeding identified above, or in the defense of any claim, issue or matter in the proceeding; and (2) may under certain circumstances order indemnification of a director or an officer who the court determines is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding paragraph or has been declared liable on the basis that a personal benefit improperly received in a proceeding charging improper personal benefit to the director or the officer, provided, however, that if the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, no indemnification may be made if the director or officer is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

The Maryland General Corporation Law also permits a corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer made a party to the proceeding by reason of his or her service in that capacity, provided that the corporation shall have received:

(1)	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

(2)	a written undertaking by or on behalf of the director to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

The Corporation has provided for indemnification of directors, officers, employees and agents in Section (a)(5) of Article Seventh of its Amended and Restated Articles of Incorporation (the “Charter”).  This provision of the Charter reads as follows:

(5)           The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law.  The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.  The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.  No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

The Maryland General Corporation Law authorizes a Maryland corporation to limit by provision in its Articles of Incorporation the liability of directors and officers to the corporation or to its stockholders for money damages except to the extent:

(1)	the director or officer actually receives an improper benefit or profit in money, property, or services, for the amount of the benefit or profit actually received, or

(2)
a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director’s or officer’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The Corporation has limited the liability of its directors and officers for money damages in Section (a)(6) of Article Seventh of the Charter.  This provision reads as follows:

(6)           To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages.  No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

As permitted under Section 2-418(k) of the Maryland General Corporation Law, the Corporation has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not the Corporation would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

Section 8(k) of the Federal Deposit Insurance Act (the “FDI Act”) provides that the Federal Deposit Insurance Corporation (the “FDIC”) may prohibit or limit, by regulation or order, payments by any insured depository institution or its holding company for the benefit of directors and officers of the insured depository institution, or others who are or were “institution-affiliated parties,” as defined under the FDI Act, to pay or reimburse such person for any liability or legal expense sustained with regard to any administrative or civil enforcement action which results in a final order against the person.  The FDIC has adopted regulations prohibiting, subject to certain exceptions, insured depository institutions, their subsidiaries and affiliated holding companies from indemnifying officers, directors or employees for any civil money penalty or judgment resulting from an administrative or civil enforcement action commenced by any federal banking agency, or for that portion of the costs sustained with regard to such an action that results in a final order or settlement that is adverse to the director, officer or employee.

Item 16.              Exhibits.

The exhibits filed with this Registration Statement are listed in the Exhibit Index which immediately follows the signatures hereto and which is incorporated herein by reference.

Item 17.              Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)           N/A;

(5)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date;

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)–(g)    N/A.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)-(l)       N/A.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Easton, State of Maryland, on July 22, 2009.

SHORE BANCSHARES, INC.:

By:	/s/ W. Moorhead Vermilye
W. Moorhead Vermilye
President and CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on July 22, 2009.

/ s/ Herbert L. Andrew, III *	/s/ Blenda W. Armistead*
Herbert L. Andrew, III, Director	Blenda W. Armistead, Director

/s/ Lloyd L. Beatty, Jr. *	/s/ William W. Duncan, Jr.
Lloyd L. Beatty, Jr., Director	William W. Duncan, Jr., Director

/s/ Richard C. Granville*	/s/ James A. Judge
Richard C. Granville, Director	James A. Judge, Director

/s/ Neil R. LeCompte*	/s/ Jerry F. Pierson*
Neil R. LeCompte, Director	Jerry F. Pierson, Director

/s/ Christopher F. Spurry	/s/ F. Winfield Trice, Jr.*
Christopher F. Spurry, Director	F. Winfield Trice, Jr., Director

/s/ W. Moorhead Vermilye	/s/ John H. Wilson
W. Moorhead Vermilye, Director,	John H. Wilson, Director
President and CEO

/s/ Susan E. Leaverton
Susan E. Leaverton, Treasurer and
Principal Accounting Officer

* By:	/s/ W. Moorhead Vermilye
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

3.1(i)	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on December 14, 2000)

3.1(ii)
Articles Supplementary filed for record on January 7, 2009 creating the Fixed Rate Cumulative Perpetual Preferred Stock, Series A (incorporated by reference Exhibit 4.1 of the Company’s Form 8-K filed on January 13, 2009)

3.1(iii)
Articles Supplementary filed for record on June 16, 2009 reclassifying all shares of authorized Fixed Rate Cumulative Perpetual Preferred Stock, Series A as shares of common stock (incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed on June 17, 2009)

3.2(i)	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2(i) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007)

3.2(ii)	First Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2(ii) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007)

4.1
Letter Agreement, including the related Securities Purchase Agreement – Standard Terms, dated January 9, 2009 by and between the Company and the U.S. Department of Treasury (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on January 13, 2009)

4.2	Letter Agreement dated as of April 15, 2009 between the Company and the U.S. Department of the Treasury (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on April 16, 2009)

4.3	Substitute Common Stock Purchase Warrant dated January 9, 2009 issued to the U.S. Department of Treasury (incorporated by reference to Exhibit 4.1 of the Company’s Form 8-K filed on June 4, 2009)

5.1	Opinion of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (filed herewith)

23.1	Consent of Stegman & Company, Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC (contained in Exhibit 5.1)

24.1	Power of Attorney (previously filed)